Exhibit 10.11

Central European Media Enterprises Ltd. Stock Incentive Plan
Form of RSU Agreement (for use from March 2016), co-CEOs version
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(TIME-BASED VESTING)
This Restricted Stock Unit Award Agreement (including the annex attached hereto, the “Agreement”) dated as of [•] is between Central European Media Enterprises Ltd. (the “Company”) and [•] (the “Grantee”).
WHEREAS, the Company’s 2015 Stock Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) is administered by the Committee and the Committee has determined that it would be in the best interests of the Company to grant an award of restricted stock units to the Grantee, an employee of the Company or its Affiliate.
NOW, THEREFORE, the Company and the Grantee agree as follows:

1.
Grant of Award. The Company hereby grants to the Grantee, in accordance with the terms of the Plan and subject to and upon the terms, conditions and restrictions of this Agreement, the number of restricted stock units (the “Restricted Stock Units”, “RSUs” or the “Award”) as follows:

NUMBER OF RESTRICTED
STOCK UNITS GRANTED:    [•] (in words: [•])
DATE OF GRANT:    [•]

VESTING SCHEDULE:
Restricted Stock Units will vest in four installments on the date in the following schedule (the “Regular Vesting Schedule”), subject to the Grantee’s continuous employment with the Company or any of its Affiliates or service as a non-executive director of the Company (together, “Service”) from the date hereof through the applicable vesting date:

Vesting Date	Restricted Stock Units Vesting
	Incremental Amount of RSUs Vesting	Cumulative Amount of RSUs Vested
[•]	25% of Award / [•] RSUs	[•] RSUs
[•]	25% of Award / [•] RSUs	[•] RSUs
[•]	25% of Award / [•] RSUs	[•] RSUs
[•]	25% of Award / [•] RSUs	[•] RSUs
Each Restricted Stock Unit represents a right to receive one share of Class A Common Stock of the Company for each Restricted Stock Unit that vests in accordance with the Regular Vesting Schedule. Unless specifically provided for in this Agreement, the Award shall be governed by the terms of the Plan, which are incorporated herein by reference.

2.	Additional Vesting Provisions.

(a)	Right to Award. This Award shall vest in accordance with the vesting schedule set forth on the Regular Vesting Schedule in Section 1 and with the applicable provisions of the Plan and this Agreement.

(b)
Termination of Service. In the event the Grantee’s Service ceases for any reason (other than as provided in Section 2(c) below or Annex A), Restricted Stock Units that have not previously vested prior to such cessation of Service shall immediately be forfeited to the Company without payment of any consideration for the Restricted Stock Units, and the Grantee will have no further right, title or interest in or to such Restricted Stock Units or the underlying shares.

(c)
Death or Disability. In the event the Grantee’s Service ceases due to the Grantee’s death or termination by the Company due to disability, the Restricted Stock Units that have not previously vested shall become fully vested upon such cessation. For purposes of this Agreement, “disability” means the Grantee’s inability to perform the duties and responsibilities required of the Grantee by reason of a physical or mental disability or infirmity which has continued for more than one hundred and twenty (120) consecutive calendar days in any twelve (12) consecutive month period, as determined by the Committee.

(d)
Change of Control, Time Warner Transaction and Qualifying Termination Event. Notwithstanding any other provision of this Agreement or the Plan, Awards of Restricted Stock Units that have not previously vested will vest in accordance with the provision of Annex A in connection with a change in Control, a Time Warner Transaction or a Qualifying Termination Event.

3.	Settlement of the Award; Delivery of Shares.

(a)	Delivery of Shares. Subject to Sections 5, 7 and 8, the Company shall issue shares of Class A Common Stock within sixty (60) days following the vesting of the Award or portion thereof.

(b)	Book-entry Settlement. Upon issuance of shares of Class A Common Stock, the Company shall name the Grantee as the registered holder of such shares in the Company’s share register.

4.
Adjustments for Changes in Capitalization. In the event the Committee makes any adjustment to the Restricted Stock Units underlying the Award pursuant to the Plan following a change of capitalization, any additional Restricted Stock Units or other property that become subject to the Award will, unless otherwise determined by the Committee, be subject to the same forfeiture restrictions, delivery requirements and other provisions of this Agreement applicable to Restricted Stock Units underlying this Award. No fractional shares or rights to fractional shares of Class A Common Stock will be created or issued. Any fraction of a share will be rounded down to the nearest whole share.

5.
Withholding Taxes. Grantee acknowledges that Grantee may be liable for taxes assessed and/or withheld on the Award pursuant to applicable federal, state, national or local law under the applicable laws of the jurisdiction where the Grantee is resident or may otherwise be applicable to the Grantee in respect of the Restricted Stock Units or the issuance of shares of Class A Common Stock underlying the Restricted Stock Units.

(a)
Amount of Withholding Taxes. If the Company is required to withhold any amount in connection with the vesting and settlement of an Award, the Company shall inform the Grantee prior to the settlement of any portion of the Award (i) the estimated amount of any federal, state, national, local income and employment taxes and social, health or national insurance (collectively “Taxes”) which the Company determined will be owed by the Grantee by reason of the vesting and/or settlement of the Award and (ii) the amount, if any, that the Company or any of its Affiliates will be required to withhold from the Grantee by reason of such vesting and/or settlement.

(b)
Payment of Withholding Taxes. The Grantee may satisfy its obligation in respect of withholding Taxes: (a) by paying to the Company in cash an amount equal to the withholding Taxes no later than the date of settlement of the Award; or (b) subject to compliance with applicable law and the Company’s Insider Trading Policy, by delivering to the Company an instruction to a broker approved by the Company providing for the assignment of the proceeds from the sale of some or all of the shares of Class A Common Stock to be received on the settlement of an Award. The Company may withhold amounts from any compensation otherwise payable to the Grantee by the Company or any of its Affiliates, and the Grantee hereby authorizes the withholding from compensation payable to Grantee, any amounts required to satisfy the federal, state, national or local withholding Tax obligations of the Company or any of its Affiliates in connection with the Award. The Company shall not be required to deliver any shares of Class A Common Stock if it has not received satisfactory evidence of payment of all withholding Taxes.

(c)
Satisfying Withholding Tax Obligations with Shares. The Company may, in the discretion of the Committee, permit the Grantee to satisfy all or any portion of the Company’s or any of its Affiliates’ obligations for withholding Taxes in respect of an Award by deducting from the shares of Class A Common Stock the Grantee would otherwise receive a number of shares having a fair market value equal to the amount of withholding Taxes that are payable (using the minimum statutory rates of withholding for purposes of determining such amount). The Grantee agrees that delivery of a number of shares of Class A Common Stock net of the amount deducted for purposes of satisfying withholding Tax obligations shall be full settlement of the Award for all purposes.

6.
Non Transferability. The Grantee shall not sell, assign, exchange, transfer (other than by will or the laws of descent or distribution), pledge, charge, hypothecate or otherwise dispose of or encumber the Award or the Restricted Stock Units.

7.
Rights as a Shareholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a shareholder with respect to any shares of Class A Common Stock underlying any Restricted Stock Units until such Award or any portion thereof, as the case may be, has vested and such shares of Class A Common Stock have been issued, recorded in the records of the Company or its transfer agent and delivered to the Grantee. The Grantee must complete such administrative documentation required by this Agreement or the Committee before the Company may issue the shares of Class A Common Stock, record such issuance in the records of the Company or its transfer agent and deliver such shares of Class A Common Stock to the Grantee following a Vesting Date. The Company may postpone such issuance, recording and delivery of the shares of Class A Common Stock if such proper documentation is not received by the Company. If proper documentation is not received by the Company within sixty (60) days of a Vesting Date, the corresponding portion of the Award, in the sole discretion of the Committee, may be forfeited for no consideration.

8.
Regulatory Compliance. The Company may postpone issuing and recording the shares of Class A Common Stock to the Grantee issuable pursuant to this Agreement in the records of the Company or its transfer agent for such period as may be required to comply with any applicable requirements under any applicable securities laws, the listing requirements of any applicable stock exchange, and any requirements under any other applicable law, and the Company shall not be obligated to deliver any such shares of Class A Common Stock to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any applicable stock exchange. The Company shall not be liable to the Grantee or its representative for any damages relating from any delays in recording the issuance and delivery of shares to the Grantee in the records of the Company or its transfer agent or any mistakes or errors connected therewith.

9.
Effect Upon Service. Nothing contained in this Agreement or in the Plan shall confer upon the Grantee any right with respect to the continuation of the Grantee’s Service with the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Service.

10.
Reference to the Plan. The Award has been granted pursuant to and subject to the provisions of the Plan, which are hereby incorporated herein by reference. Except as otherwise provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

11.
Determinations. The Committee has the power to interpret the Plan and this Agreement and to administer, interpret and apply the Plan in respect of the Restricted Stock Units in a manner consistent with the terms thereof and hereof (including, but not limited to, determining, in is sole and absolute discretion, whether any Restricted Stock Units have vested and whether any unvested Restricted Stock Units of the Grantee may be accelerated and the corresponding Vesting Date thereof). Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Company and the Grantee, and the Grantee’s respective successors and assigns.

12.
Incentive Compensation Recoupment Policy. The Award and the underlying Restricted Stock Units are subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy in effect from time to time.

13.
Section 409A of the Code. It is intended that the Restricted Stock Units are exempt from Sections 409A and 457A of the U.S. Internal Revenue Code of 1986 (as amended, the “Code”) pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published thereunder. Notwithstanding the foregoing, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee in connection with the Award (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

14.
Acceptance of Award; Electronic Delivery. The grant of Restricted Stock Units evidenced by this Agreement shall be forfeited for no consideration if this Agreement is not accepted by the Grantee by executing and returning a copy of this Agreement to the Company within ninety (90) days of the date hereof. By executing this Agreement, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Award, and any documents of the Company that are generally provided to the Company’s shareholders (which may be delivered via the internet or as the Company otherwise directs); (ii) acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost by contacting the Company in writing; and (iii) further acknowledges that the Grantee may revoke the Grantee’s consent to the electronic delivery of documents at any time by notifying the Company of such revocation in writing and providing current notice information for delivery of paper copies.

15.
Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal offices of CME Media Services Limited, and to the Grantee at the address appearing in the personal records of the Company or its Affiliate or to either party at such other address as either party hereto may hereafter designate in writing to the other.

16.
Amendment. The Grantee hereby consents to any amendment to this Agreement in any way the Committee deems necessary or advisable to comply with or satisfy exemption from Sections 409A and 457A of the Code, to carry out the purpose of the grant, or in connection with any change in applicable laws or regulation or any future law or regulation. Except as provided above, any amendment to this Agreement must be in writing and signed by the Company and the Grantee.

17.	Governing Law. This Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of Bermuda.

18.
Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

19.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Signatures appear on following page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [•] day of [•].
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
By:    ___________________________________________
Name:
Title:
GRANTEE
Signed:    ___________________________________________
[•]

Annex A
Effect of a Change in Control, Time Warner Transaction or Qualifying Termination Event

1.	For purposes of this Agreement, the following definitions shall apply:
“Change in Control” is defined in the Plan.
“Delisting Event” means an event or circumstance in connection with or following a Time Warner Transaction whereby the Company is no longer publicly traded with its shares of Class A Common Stock listed on the NASDAQ Global Market.
“Disposition Event” means any sale or disposition in connection with or following a Time Warner Transaction or pursuant to the exercise of consent rights by Time Warner in effect from time to time as a result of which the Company ceases to own a material portion of its assets.
“Employment Contract” means the employment contract dated [•] between the Grantee and CME Media Services Limited, as amended, amended and restated, otherwise modified or superseded from time to time.
“Good Reason” means a material breach of the Employment Contract by CME Media Services Limited which results in the termination of the Employment Contract by the Grantee pursuant to clause [•] thereof.
“Qualifying Termination Event” means a termination of the Grantee’s employment with the Company or any Affiliate (i) by the Grantee for Good Reason, or (ii) by the Company or such Affiliate which is not a Termination for Cause.
“Termination for Cause” shall have the meaning assigned to it in clause [•] of the Employment Contract.
“Time Warner Transaction” is defined in the Plan.

2.	In the event of a Change in Control, Awards of Restricted Stock Units then outstanding will fully vest immediately prior to such Change in Control.

3.
In the event of a Time Warner Transaction and the Company continues to be publicly traded with its shares of Class A Common Stock listed on the NASDAQ Global Market, the RSUs granted hereunder will continue to vest according to Regular Vesting Schedule set out in Section 1 of the Agreement until the earliest to occur of (i) the final Vesting Date, (ii) a Qualifying Termination Event, (iii) subject to clause 4 below, a Delisting Event, or (iv) subject to clause 4 below, a Disposition Event.

In connection with a Qualifying Termination Event, the Awards of Restricted Stock Units then outstanding will fully vest immediately prior to such Qualifying Termination Event.

4.	In connection with a Delisting Event or a Disposition Event, the Awards of Restricted Stock Units then outstanding will fully vest immediately prior to such Delisting Event or Disposition Event.
* * * * *